UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2018

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199213	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Prospect Street, Suite 210, La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (760) 943-1689

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 18, 2018, we entered into an Exclusive License Agreement (the "License Agreement") with The Research Foundation For The State University of New York, a New York nonprofit, educational corporation (the "Foundation"), that provides the Company with an exclusive license under certain licensed patents of the Foundation (the "Patent Rights") to develop, make, manufacture, have made, use, sell, have sold, import, export, and offer for sale Patent Product(s) and Other Product(s) worldwide in all fields, including without limitation the field of human therapeutics. The Agreement has an effective date of January 18, 2018 (the "Effective Date").

Pursuant to the License Agreement, the Company will pay to the Foundation an upfront fee and annual License maintenance fees, beginning on the first anniversary of the Effective Date and annually thereafter on each anniversary of the Effective Date.

The Company will be required to pay royalties on net sales on any patent products (the "Royalties"). The License Agreement provides for a reduction of the Royalties in certain cases.

Pursuant to the License Agreement, the Company will also pay to the Foundation, beginning in the first calendar year of the first commercial sales, an annual minimum royalty fee (the "Annual Minimum Royalty"). The Annual Minimum Royalty will be credited against the total Royalties due for the calendar year in which the Annual Minimum Royalty.

The Company will also be required to make payments for the following milestones:

Milestone
Lead candidate selection (milestone one of the Commercialization business plan) or second anniversary of the Effective Date of the Agreement whichever comes first
Initiation of Phase II Clinical Trial for the first Indication of each active pharmaceutical ingredient that results from the discovery, development, manufacture, or use of Licensed Subject Matter
Initiation of Phase III Clinical Trial for the first Indication of each active pharmaceutical ingredient that results from the discovery, development, manufacture, or use of Licensed Subject Matter

Upon first Commercial Sale based upon FDA or EMA regulatory approval for the first Indication of each active pharmaceutical ingredient that results from the discovery, development, manufacture, or use of Licensed Subject Matter

Receiving FDA or EMA approval for the second and subsequent Indication of each active pharmaceutical ingredient that results from the discovery, development, manufacture, or use of Licensed Subject Matter

First time annual Net Sales greater than $100,000,000.00
First time annual Net Sales greater than $500,000,000.00

The term of the License agreement will commence on the Effective Date and will continue until the License Agreement is terminated.

The foregoing description of the License Agreement is not complete and is qualified in its entirety by the full text of the License Agreement, which will be filed as an exhibit to our Quarterly Report on Form 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

/s/ Gregory Gorgas
Gregory Gorgas
Chief Executive Officer

Date: January 19, 2018

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